UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
	Littleton, Colorado	80127
	(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2025, John W. Cash, the Chairman and Chief Executive Officer of Ur-Energy Inc. (“Ur-Energy” or the “Company”) notified the Company of his retirement as the Chief Executive Officer of the Company, effective December 12, 2025. In connection with his retirement, Mr. Cash and the Company expect to enter into a consulting agreement, pursuant to which Mr. Cash will serve as a strategic advisor for a period of time following his retirement to support a seamless leadership transition. Mr. Cash is expected to remain as Chairman of the Board of Directors (the “Board”) of the Company.

On October 10, 2025, the Board appointed Matthew Gili, the current President of the Company, as Chief Executive Officer and President, effective December 13, 2025. On October 10, 2025, the Board voted to expand the size of the Board and appoint Mr. Gili as a director, effective December 13, 2025.

Mr. Gili, age 57, is a Professional Engineer with deep C-suite experience, having served as a Chief Executive Officer, Chief Operating Officer, Chief Technical Officer and Executive General Manager. Mr. Gili has served in executive roles with publicly traded mining companies, including as President and Chief Operating Officer of i-80 Gold Corporation (2021-2025) and, prior to that, as Chief Executive Officer with Nevada Copper Corporation (2018-2020). He has served as President of Ur-Energy since June 2025.

There are no arrangements or understandings between Mr. Gili and any other persons pursuant to which he was appointed as an officer or director of the Company. Mr. Gili has no family relationship among the Board of Directors or other members of senior management of the Company. In addition, there are no related party transactions between Mr. Gili and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

Any adjustments to Mr. Gili’s existing employment agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 30, 2025, in connection with his appointment as Chief Executive Officer have yet to be determined. The Company intends to file an amendment to this Current Report on Form 8-K to disclose any material change to his compensation arrangement upon such determination.

Item 7.01Regulation FD Disclosure.

On October 13, 2025, the Company issued a press release announcing the foregoing updates. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future, including the Company’s expectation to enter into a consulting agreement with Mr. Cash, the expectation that Mr. Cash will remain as Chairman and the potential adjustment to Mr. Gili’s existing employment agreement. All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of uranium which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the Company’s Form 10-K for the fiscal year ended December 31, 2024 and other public filings made by the Company at www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

3
Exhibit No.	Description
99.1	Press release of Ur-Energy Inc., dated October 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*This Exhibit is intended to be furnished to, not filed with, the SEC pursuant to General Instruction B.2 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud

	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and General Counsel